Bell Boyd & Lloyd LLC                  THREE FIRST NATIONAL PLAZA
                                      70 WEST MADISON STREET, SUITE 3300
                                      CHICAGO, ILLINOIS 60602-4207
                                     312.372.1121  FAX 312.372-2098
CAMERON S. AVERY
DIRECT DIAL:  312 807-4302            OFFICES IN CHICAGO
cavery@bellboyd.com                   AND WASHINGTON, D.C.


336328/D/3   W8X803_

                                            October 24, 2000



         As counsel for Liberty-Stein Roe Funds Income Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-02633:

                                                                                                  Exhibit
                                                        Date of           Date of                        to PEA
               Series                                   Opinion           Filing              No.          No.
               ------                                   -------           ------              ---          ---

SteinRoe Cash Reserves (now named
     Stein Roe Cash Reserves Fund)                    12/10/87           08/16/96           10(b)          29
 SteinRoe Income Fund (now named
     Stein Roe Income Fund)                           12/20/87           08/16/96           10(b)          29
SteinRoe Intermediate Bond Fund
     (now named Stein Roe Intermediate
     Bond Fund)                                       12/20/87           08/16/96           10(b)          29
Stein Roe High Yield Fund                             10/25/96           10/28/96           10(c)          30


In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD LLC


                                                      By   /s/Cameron S. Avery
                                                                Cameron S. Avery